Exhibit 99.1

Atlantic Union Bankshares Corporation To Release Third Quarter 2019 Results

Richmond, Va., October 3, 2019 – Atlantic Union Bankshares Corporation today announced that it will release third quarter 2019 results before the market opens on Thursday, October 17, 2019.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Thursday, October 17, 2019.

To listen to the call, please use one of the following telephone numbers.

Participant Toll-Free Dial-In Number: (877) 668-4908

Participant International Dial-In Number: (973) 453-3058

The conference ID is: 8187156

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 149 branches and approximately 200 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937